SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 16, 2002

GREENE COUNTY BANCSHARES, INC.

(Exact name of Registrant as specified in its charter)

Tennessee	0-14289	62-1222567

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 North Main Street, Greeneville, Tennessee 37743-4992

(Address of principal executive offices)

(423) 639-5111

Registrant’s telephone number, including area code

Not Applicable

(Former Name or former address, if changed since last report)

Item 5. Other Events.

     On July 16, 2002, the Registrant’s Board of Directors noted its intent to make application to list its common shares on the NASDAQ National Market System during the third quarter of 2002. Further information is set forth in the attached press release.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(a) – (b)	Not applicable.

(c)	The following exhibit is filed as part of this report.

Exhibit 99.1 Press release dated July 19, 2002

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on behalf by the undersigned hereunto duly authorized.

GREENE COUNTY BANCSHARES, INC.

Date: July 22, 2002	By: /s/ R. Stan Puckett Chairman of the Board and Chief Executive Officer (Duly Authorized Representative)